STATEMENT FURNISHED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of iDcentrix, Inc. (the "Company") for the quarter ended April 30, 2010:

I, Tsoi Tik Man, President and Secretary of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending April 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending April 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2010	By:	/s/ Tsoi Tik Man
Tsoi Tik Man
President and Secretary
(Principal Executive Officer and Principal Financial Officer